Exhibit 16

April 19, 2007

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Zagg Incorporated (F/K/A ShieldZone Corporation)
File Reference No. 000-52211

We were previously the independent registered public accounting firm for Zagg Incorporated (F/K/A ShieldZone Corporation) and under the date of March 5, 2007, we reported on the financial statements of Zagg Incorporated (F/K/A ShieldZone Corporation) as of December 31, 2006, and for the year ended December 31, 2006 and for the period from March 24, 2005 (inception) to December 31, 2005.

On April 17, 2007, we were dismissed as the independent registered public accounting firm. We have read Zagg Incorporated’s (F/K/A ShieldZone Corporation) statements included in Item 4.01 as it pertains to Salberg & Company, P.A. on the Form 8-K dated April 17, 2007 of Zagg Incorporated (F/K/A ShieldZone Corporation) to be filed with the Securities and Exchange Commission and we agree with such statements.

Very truly yours,
SALBERG & COMPANY, P.A.

Scott D. Salberg, CPA
For the Firm